                                                                   EXHIBIT 20.2


                        MONTHLY SERVICER'S CERTIFICATE
                     First USA Bank, National Association
                      First NBC Credit Card Master Trust
                                 Series 1997-1

                 For the February 12, 2001 Determination Date
                          For the 42nd Monthly Period


The undersigned, a duly authorized representative of First USA Bank, National Association, (the "Bank"), pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of August 1, 1997, by and between the Bank, as successor Transferor and Servicer to Bank One Louisiana, N.A. (as successor to the First National Bank of Commerce ("First NBC")) and The Bank of New York, as Trustee, does hereby certify as follows:


1.   Capitalized terms used in this Certificate have their respective meanings as set forth in the Pooling and Servicing Agreement; provided, that the "preceding Monthly Period" shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered.  This Certificate is delivered pursuant to subsection 3.4(b) of the Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the
     Pooling and Servicing Agreement, as amended by the applicable Series Supplement.

2.   First USA Bank, National Association, is Servicer under the Pooling and Servicing Agreement.

3.   The undersigned is a Servicing Officer.

4.   The date of this Certificate is February 12, 2001, which is a Determination Date under the Pooling and
     Servicing Agreement

5.   The aggregate amount of Collections processed during the preceding Monthly Period
     [equal to 5(a) plus 5(b)] was                                                                                 $120,320,225.88

          (a)  The aggregate amount of Collections of Finance Charge Receivables collected during the
               preceding Monthly Period (the Collections of Finance Charge Receivables) was                        $ 13,932,118.16

          (b)  The aggregate amount of Collections of Principal Receivables collected during the
               preceding Monthly Period (the Collections of Principal Receivables) was                             $106,388,107.72

6.   The aggregate amount of Receivables as of the end of the last day of the preceding Monthly Period was         $896,472,544.30

7.   Included is an authentic copy of the statements required to be delivered by the Servicer on the date of this Certificate to the Paying Agent pursuant to Article V.

8.   To the knowledge of the undersigned, there are no liens on any Receivables in the Trust except as described below:

     None.

9.   The amount, if any, by which the sum of the balance of the Excess Funding Account and the Aggregate
     Principal Receivables exceeds the Minimum Aggregate Principal Receivables required to be maintained
     pursuant to the Pooling and Servicing Agreement, is equal to                                                  $178,470,830.28

10.  The amount, if any, of the withdrawal of the Specified Deposit from the Finance Charge Account required to be made by the Trustee pursuant to subsection 4.3(a) of the Pooling and Servicing
     Agreement on the related Transfer Date is                                                                     $          0.00


Monthly Servicer's Certificate.
Page 2 (all amounts in dollars except percentages)


11.  Monthly Period Trust Activity
(a)  Trust Activity                                                Total Trust
     ===============================================               ==============
     Beginning Aggregate Principal Receivables                     899,088,786.50
     Beginning Excess Funding Account Balance                                0.00
     Beginning Total Principal Balance                             899,088,786.50
     Collections of Finance Charge Receivables                      13,932,118.16
     Discount Percentage                                                     0.00
     Discount Option Receivables Collections                                 0.00
     Net Recoveries                                                          0.00
     Total Collections of Finance Charge Receivables                13,932,118.16
     Total Collections of Principal Receivables                    106,388,107.72
     Net Default Amount                                              3,367,501.47
     Minimum Aggregate Principal Receivables Balance               700,000,000.00
     Ending Aggregate Principal Receivables                        878,470,830.28
     Ending Excess Funding Account Balance                                   0.00
     Ending Total Principal Balance                                878,470,830.28

(b)  Series Allocations                                             Series 1997-1     Series 1998-1        All Series
     ===============================================               ====================================================
     Group Number                                                         1                 2
     Investor Interest                                             300,000,000.00     400,000,000.00     700,000,000.00
     Adjusted Investor Interest                                    300,000,000.00     400,000,000.00     700,000,000.00
     Principal Funding Account Balance                                       0.00               0.00               0.00
     Minimum Transferor Interest                                                                          61,492,958.12

(c)  Group I Allocations                                            Series 1997-1     Total Group I
     ===============================================               =================================
     Investor Finance Charge Collections                             4,648,746.54       4,648,746.54

     Investor Monthly Interest                                       1,546,403.13       1,546,403.13
     Investor Monthly Fees (Servicing Fee)                             375,000.00         375,000.00
     Investor Default Amounts                                        1,123,638.25       1,123,638.25
     Investor Additional Amounts                                             0.00               0.00
     Total                                                           3,045,041.38       3,045,041.38

     Reallocated Investor Finance Charge Collections                 4,648,746.54       4,648,746.54
     Available Excess                                                1,603,705.16       1,603,705.16

12.  Series 1997-1 Certificates
                                                                    Series 1997-1       All Other         Transferor's
(a)  Investor/Transferor Allocations                 Trust            Interest            Series            Interest
     ==================================================================================================================
     Beginning Investor/Transferor Amounts      899,088,786.50     300,000,000.00     400,000,000.00     199,088,786.50
     Beginning Adjusted Investor Interest       899,088,786.50     300,000,000.00     400,000,000.00
     Floating Investor Percentage                  100.000000%         33.367120%         44.489480%
     Fixed Investor Percentage                     100.000000%         33.367120%         44.489480%
     Collections of Finance Chg. Receivables     13,932,118.16       4,648,746.54       6,198,326.92
     Collections of Principal Receivables       106,388,107.72      35,498,647.54      47,331,515.85
     Net Default Amount                           3,367,501.47       1,123,638.25       1,498,183.88

     Ending Investor/Transferor Amounts         878,470,830.28     300,000,000.00     400,000,000.00     178,470,830.28


Monthly Servicer's Certificate.
Page 3 (all amounts in dollars except percentages)

                                                                                         Collateral
(b)  Monthly Period Funding Requirements            Class A            Class B            Interest             Total
     ==================================================================================================================
     Principal Funding Account                            0.00               0.00               0.00               0.00
     Principal Funding Investment Proceeds                0.00               0.00               0.00               0.00
     Withdrawal from Reserve Account                      0.00               0.00               0.00               0.00
     Available Reserve Account Amount                     0.00               0.00               0.00               0.00
     Required Reserve Account Amount                      0.00               0.00               0.00               0.00

     Coupon                                           6.15000%           6.35000%           6.48250%           6.18561%
     Floating Investor Percentage                    28.86256%           2.33570%           2.16886%          33.36712%
     Fixed Investor Percentage                       28.86256%           2.33570%           2.16886%          33.36712%
     Investor Monthly Interest                    1,329,937.50         111,125.00         105,340.63       1,546,403.13
     Overdue Monthly Interest                             0.00               0.00               0.00               0.00
     Additional Interest                                  0.00               0.00               0.00               0.00
          Total Interest Due                      1,329,937.50         111,125.00         105,340.63       1,546,403.13
     Investor Default Amounts                       971,947.13          78,654.73          73,036.39       1,123,638.25
     Investor Monthly Fees                          324,375.00          26,250.00          24,375.00         375,000.00
     Investor Additional Amounts                          0.00               0.00               0.00               0.00
          Total Due                               2,626,259.63         216,029.73         202,752.02       3,045,041.38

                                                                                         Collateral
(c)  Certificates - Balances and Distributions      Class A            Class B            Interest            Total
     ==================================================================================================================
     Beginning Investor Interest                259,500,000.00      21,000,000.00      19,500,000.00     300,000,000.00
     Monthly Principal - Prin. Funding Account            0.00               0.00               0.00               0.00
     Principal Payments                                   0.00               0.00               0.00               0.00
     Interest Payments                            1,329,937.50         111,125.00         105,340.63       1,546,403.13
     Total Payments                               1,329,937.50         111,125.00         105,340.63       1,546,403.13
     Ending Investor Interest                   259,500,000.00      21,000,000.00      19,500,000.00     300,000,000.00

(d)  Information regarding Payments in respect of the Class A Certificates
     (per $1,000 original certificate principal amount)
     1.   Total Payment                                                                                        5.125000
     2.   Amount of Payment in respect of Class A Monthly Interest                                             5.125000
     3.   Amount of Payment in respect of Class A Overdue Monthly Interest                                     0.000000
     4.   Amount of Payment in respect of Class A Additional Interest                                          0.000000
     5.   Amount of Payment in respect of Class A Principal                                                    0.000000

(e)  Class A Investor Charge-Offs/Reimbursement of Class A Investor Charge-Offs
     1.   Total Amount of Class A Investor Charge-Offs                                                             0.00
     2.   Amount of Class A Investor Charge-Offs per $1,000 original certificate principal amount                  0.00
     3.   Total amount reimbursed in respect of Class A Investor Charge-Offs                                       0.00
     4.   Amount reimbursed in respect of Class A Investor Charge-Offs per $1,000 original
          principal amount                                                                                         0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class A
          Certificates exceeds the Class A Adjusted Investor Interest after giving effect
          to all transactions on such Distribution Date                                                            0.00

(f)  Information regarding Payments in respect of the Class B Certificates
     (per $1,000 original certificate principal amount)
     1.   Total Payment                                                                                        5.291667
     2.   Amount of Payment in respect of Class B Monthly Interest                                             5.291667
     3.   Amount of Payment in respect of Class B Overdue Monthly Interest                                     0.000000
     4.   Amount of Payment in respect of Class B Additional Interest                                          0.000000
     5.   Amount of Payment in respect of Class B Principal                                                    0.000000


Monthly Servicer's Certificate.
Page 4 (all amounts in dollars except percentages)


(g)  Amount of reductions in Class B Investor Interest pursuant to clauses (c),(d) and (e) of the definition of Class B Investor Interest
     1.   Amount of reductions in Class B Investor Interest                                                        0.00
     2.   Amount of reductions in Class B Investor Interest per $1,000 original certificate principal amount       0.00
     3.   Total amount reimbursed in respect of reductions of Class B Investor Interest                            0.00
     4.   Amount reimbursed in respect of reductions of Class B Investor Interest per $1,000 original
          certficate principal amount                                                                              0.00
     5.   The amount, if any, by which the outstanding Principal Balance of the Class B
          Certificates exceeds the Class B Investor Interest after giving effect to all
          transactions on such Distribution Date                                                                   0.00

(h)  Information regarding the Distribution in respect of the Collateral Interest
     1.   Total distribution                                                                                   5.402084
     2.   Amount of distribution in respect of Collateral Monthly Interest                                     5.402084
     3.   Amount of distribution in respect of Collateral Overdue Interest                                     0.000000
     4.   Amount of distribution in respect of Collateral Monthly Principa                                     0.000000

(i)  Amount of reductions in Collateral Interest pursuant to clauses (c), (d), and (e) of the definition of Collateral Interest
     1.   Amount of reductions in Collateral Interest                                                              0.00
     2.   Total amount reimbursed in respect of reductions of Collateral Interest                                  0.00

(j)  Application of Reallocated Investor Finance Charge Collections
     1.   Class A Available Funds                                                                          4,021,165.94

          a.   Class A Monthly Interest                                                                    1,329,937.50
          b.   Class A Overdue Monthly Interest                                                                    0.00
          c.   Class A Additional Interest                                                                         0.00
          d.   Class A Servicing Fee                                                                         324,375.00
          e.   Class A Investor Default Amount                                                               971,947.13
          f.   Excess Spread                                                                               1,394,906.31

     2.   Class B Available Funds                                                                            325,412.46

          a.   Class B Monthly Interest                                                                      111,125.00
          b.   Class B Overdue Monthly Interest                                                                    0.00
          c.   Class B Additional Interest                                                                         0.00
          d.   Class B Servicing Fee                                                                          26,250.00
          e.   Excess Spread                                                                                 188,037.46

     3.   Collateral Holder Available Funds                                                                  302,168.14

          a.   Excess Spread                                                                                 302,168.14

     4.   Total Excess Spread                                                                              1,885,111.91


Monthly Servicer's Certificate.
Page 5 (all amounts in dollars except percentages)


(k)  Application of Excess Spread and Excess Finance Charge Collections Allocated to Series 1997-1
     1.   Beginning Excess Spread                                                                          1,885,111.91
     2.   Excess Finance Charge Collections                                                                        0.00
     3.   Applied to fund Class A Required Amount                                                                  0.00
     4.   Unreimbursed Class A Investor Charge-Offs                                                                0.00
     5.   Applied to fund Class B Required Amount                                                             78,654.73
     6.   Reductions of Class B Investor Interest treated as Available Principal Collections                       0.00
     7.   Applied to Collateral Monthly Interest and unpaid Collateral Monthly Interest                      105,340.63
     8.   Applied to Collateral Interest Servicing Fee and any overdue Collateral Interest Servicing Fee      24,375.00
     9.   Collateral Investor Default Amount treated as Available Principal Collections                       73,036.39
     10.  Reductions of Collateral Interest treated as Available Principal Collections                             0.00
     11.  Deposit to Reserve Account (if required)                                                                 0.00
     12.  Applied to other amounts owed to Collateral Interest Holder                                              0.00
     13.  Balance to constitute Excess Finance Charge Collections for other series                         1,603,705.16

13.  Trust Performance
(a)  Delinquencies
     1.   30-59 days                                                                                      12,209,599.35
     2.   60-89 days                                                                                       7,653,876.29
     3.   90 days and over                                                                                14,227,804.06
     4.   Total 30+ days delinquent                                                                       34,091,279.70

(b)  Base Rate
     a.   Current Monthly Period                                                                               8.18561%
     b.   Prior Monthly Period                                                                                 8.27108%
     c.   Second Prior Monthly Period                                                                          8.23355%
(c)  Three Month Average Base Rate                                                                             8.23008%

(d)  Portfolio Yield (gross portfolio yield less net defaults)
     a.   Current Monthly Period                                                                              14.10043%
     b.   Prior Monthly Period                                                                                14.04284%
     c.   Second Prior Monthly Period                                                                         14.08304%
(e)  Three Month Average Portfolio Yield                                                                      14.07544%

(f)  Excess Spread Percentage
     a.   Current Monthly Period                                                                               6.41482%
     b.   Prior Monthly Period                                                                                 6.27176%
     c.   Second Prior Monthly Period                                                                          6.34949%
(g)  Three Month Average Excess Spread Percentage                                                              6.34536%

(h)  Monthly Payment Rate (total collections/beginning aggregate principal receivables)                       13.38246%

(i)  Portfolio Adjusted Yield                                                                                  5.91482%


IN WITNESS WHEREOF, the undersigned has duly executed and delivered this certificate this 12th day of February.



                             First USA Bank, National Association, as Servicer


                             By: /s/ Tracie Klein
                                 ---------------------------------------------
                             Name:   Tracie Klein
                             Title:  First Vice President